UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2007

(Date of earliest event reported)

SENSATA TECHNOLOGIES B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	000-1381272	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

Not applicable

(Address of principal executive offices)

(Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2007, Sensata Technologies, Inc. ("STI"), a Delaware corporation and an indirect and wholly-owned subsidiary of Sensata Technologies B.V., entered into a Stock Purchase Agreement (the "SPA") with Airpax Holdings, Inc. ("Airpax"), a Delaware corporation, the Stockholders of Airpax (the "Stockholders") and William Blair Capital Partners VII QP, L.P., a Delaware limited partnership, as the Stockholders’ Representative (the "Stockholders’ Representative"). Pursuant to the SPA, STI will acquire all the issued and outstanding capital stock of Airpax, which consists of 43,779 shares of common stock, $0.01 par value, and 39,793 shares of Class A preferred stock, $0.01 par value. The purchase price for the acquisition is $276,000,000, with customary closing and post-closing adjustments for available cash, indebtedness, payoff of management notes, working capital and other items as set forth in the SPA, including the funded status of a defined benefit pension plan for employees of Nihon Airpax Co. Ltd., a subsidiary of Airpax. The parties to the SPA have made customary representations, warranties and covenants, including commitments of Airpax not to solicit or pursue alternative transactions. Consummation of the transaction also is subject to customary conditions, including compliance with the waiting period requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and receipt of certain regulatory consents and approvals. We expect to complete the stock purchase during the second half of calendar year 2007, subject to regulatory approvals.

A copy of the press release announcing entry into the SPA is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Sensata Technologies, Inc., dated June 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.

(Registrant)

Date: June 14, 2007

By:  /s/  Jeffrey Cote

        Jeffrey Cote

        Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Sensata Technologies, Inc., dated June 14, 2007.